Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110

January 12, 2012

Iroquois Master Fund Ltd.
Iroquois Capital Opportunity Fund LP
c/o Iroquois Capital Management, L.L.C.
641 Lexington Avenue, 26th Floor
New York, New York 10022

Re: Securities Purchase Agreement, dated as of April 1, 2011 (the “Purchase Agreement”), by and among Converted Organics Inc. (the “Company”) and Iroquois Master Fund Ltd. (“Holder”) and Iroquois Capital Opportunity Fund LP

Dear Mr. Silverman:

Pursuant to the Purchase Agreement, the Company issued a certain secured convertible note in the original principal amount of $3,850,000 (the “Original Note”) to the Holder. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. Also, pursuant to that certain letter agreement, dated November 2, 2011 (the “Letter Agreement”), by and among the parties hereto, the Company and the Holder exchanged the Original Note for the Exchange Note (as defined in the Letter Agreement) pursuant to Section 3(a)(9) of the 1933 Act.

A. The Company and the Holder shall exchange, pursuant to Section 3(a)(9) of the 1933 Act, the Exchange Note for (i) the senior secured convertible note, in the form attached hereto as Exhibit A (the “2012 Exchange Note”), (ii) 9,564,546 shares of unlegended and freely tradable shares of Common Stock (such 9,564,546 shares are referred to herein as the “Shares”) (as adjusted for stock splits, combination and other similar transactions occurring after date hereof) and (iii) a number of unlegended and freely tradable shares of Common Stock (which number of shares shall be determined on February 13, 2012) equal to the positive difference (if any) between (1) the quotient of (x) $17,072.71 divided by (y) the Conversion Price in effect on February 13, 2012, minus (2) the number of Shares issued to the Holder (such number of shares is referred to herein as the “Additional Shares”). Simultaneously with the execution and delivery of this letter agreement, the Company shall deliver the 2012 Exchange Note and the Shares to the Holder, and the Shares shall be delivered via DTC. The Additional Shares shall be delivered via DTC by the Company to the Holder on February 13, 2012. If the number of Shares delivered to the Holder exceeds the number of shares of Common Stock determined pursuant to clause (1) above in this paragraph, then the number of shares of Common Stock equal to such excess shall constitute a credit against the number of shares of Common Stock to be issued to the Holder pursuant to Section 3 of the 2012 Exchange Note from and after February 13, 2012, and shall reduce the number of shares of Common Stock required to be actually issued by the Company to the Holder under Section 3 of the 2012 Exchange Note from and after February 13, 2012, on a share-for-share basis until such time as the number of shares that would have been issued by the Company to the Holder (not taking account of such credit) from and after February 13, 2012, equals the amount of such excess.

B. The Company expressly acknowledges and agrees that the 2012 Exchange Note does not extinguish the indebtedness evidenced by the Exchange Note and is not a novation, repayment or re-borrowing thereof but rather is given in exchange for, and in replacement and substitution of, the Exchange Note.

C. Except as expressly set forth herein, (i) each of the Transaction Documents and each of the obligations of the Company thereunder, and each of the rights of and benefits to the Holder thereunder, is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that from and after the date hereof, without implication that the contrary would otherwise be true, all references in the Transaction Documents to “the Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this letter agreement and (ii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment or waiver of any right, power or remedy of the Holder under any of the other Transaction Documents, nor constitute an amendment or waiver of any provision of any of the Transaction Documents and each of the Transaction Documents shall continue in full force and effect, as amended or modified by this letter agreement. The parties hereto agree that this letter agreement constitutes a Transaction Document and that the 2012 Exchange Note is a Note (as defined in the Transaction Documents) for all purposes of all Transaction Documents because it was issued in exchange for the Exchange Note which was issued in exchange for the Original Note.

D. The Company shall, on or before 8:30 a.m., New York time, on January 13, 2012, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the 1934 Act.

E. This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[signature page follows]

Sincerely,

/s/ Edward J. Gildea

Edward J. Gildea,

CEO

Agreed to and accepted:

Iroquois Master Fund Ltd.

By: Iroquois Capital Management, L.L.C.
Its: Investment Manager

By:	/s/ Joshua Silverman

Name:	Joshua Silverman

Title:	Authorized Signatory

Accepted by (in its capacity as a party to the Purchase Agreement):

Iroquois Capital Opportunity Fund LP

By:	/s/ Joshua Silverman

Name:	Joshua Silverman

Title:	Authorized Signatory